UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive office)        (Zip Code)

Registrant’s telephone, including area code                                                                                                        (303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2014, the Registrant, the Rangeview Metropolitan District (the “District”) and the State of Colorado, acting by and through its State Board of Land Commissioners (the "Land Board"), entered into a settlement agreement (the “Settlement”) with respect to the lawsuit filed in December 2011 by the Registrant and the District against the Land Board involving certain claims arising out of or related to (i) the Amended and Restated Lease Agreement dated April 1996 between the District and the Land Board (the “1996 Lease”) and (ii) the Service Agreement of the same date between the Registrant and the District (the “1996 Service Agreement”).  The Settlement also settles certain claims related to operational issues under the 1996 Lease which the parties had previously agreed to submit to arbitration.  Pursuant to the Settlement, the Registrant, the District, and the Land Board have entered into a 2014 Amended and Restated Lease Agreement, dated as of July 10, 2014, which amends and restates the 1996 Lease (the 2014 Lease).  In addition, the Registrant and the District have entered into an Amended and Restated Service Agreement dated July 11, 2014, which amends and restates the 1996 Service Agreement (the “2014 Service Agreement”).

The 2014 Lease affirms that the Registrant and the District have had and continue to have the exclusive right to provide water service to water users on the Lowry Range.  Additionally, the 14,000 acre feet of Non-Export water that had been restricted to use on the Lowry Range may now be developed by the Registrant, as the District’s service provider, to provide water service to customers off the Lowry Range.  Royalties on the Lowry Range water rights will be paid to the Land Board based on 10% or 12% of gross revenues from the sale or disposition of the water rights depending on the purchaser of the water rights and whether the rights relate to Export or Non-Export Water, except that the royalty on tap fees shall be 2%.  The Registrant will also pay the Land Board a minimum annual water production fee, estimated to be approximately $140,000, which is to be credited against future royalties.  The 2014 Service Agreement provides that the Registrant shall receive 100% of tap fees and 98% of all other fees after the payment of royalties to the Land Board.  Additionally, the Registrant obtained the right to sell or assign its rights in certain reservoir sites designated in the 1996 Lease.

In conjunction with the Settlement, the Land Board assigned its right to receive approximately $2.3 million from future sales of Export Water under the CAA to the Registrant and released its security interest in certain assets of the Registrant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1 – Settlement Agreement and Mutual Release, dated July 10, 2014, by and among the Land Board, the District, and the Registrant

Exhibit 10.2 – 2014 Amended and Restated Lease Agreement, dated as of July 10, 2014, by and among the Land Board, the District, and the Registrant.

Exhibit 10.3 – Assignment and Termination Agreement, dated July 10, 2014, by and among the Land Board, the District, and the Registrant.

Exhibit 10.4 – Release of Mortgage and Termination Statement, dated July 10, 2014, by and between the Land Board and the Registrant.

Exhibit 10.5 – Amended and Restated Service Agreement, dated July 11, 2014, by and between the Registrant and the District.

Exhibit 99.1 – Text of press release issued by Pure Cycle Corporation on July 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 14, 2014

PURE CYCLE CORPORATION

/s/  Mark W. Harding
By:  Mark W. Harding,
President and Chief Financial Officer